Exhibits 5 and 23.2

December 16, 2004

HSBC Finance Corporation
2700 Sanders Road
Prospect Heights, IL 60070

Re:	HSBC Finance Corporation Registration Statement on Form S-3 for $10 Billion of Medium Term Notes and Warrants to Purchase Medium Term Notes

Gentlemen:

As Vice President, Deputy General Counsel-Corporate and Assistant Secretary of HSBC Finance Corporation (“HSBC Finance”), I am generally familiar with the proceedings in connection with HSBC Finance’s Registration Statement on Form S-3 (the “Registration Statement”) in which $10,000,000,000 aggregate principal amount of Medium Term Notes and Warrants to Purchase Medium Term Notes of HSBC Finance are being registered. Each issuance of Medium Term Notes will constitute senior debt of HSBC Finance and will be issuable under an Amended and Restated Indenture dated as of December 15, 2004 between HSBC Finance and JPMorgan Chase Bank, N.A., as Trustee (the “Indenture”). The Warrants, if and when issued, will be issuable under a warrant agreement between HSBC Finance and a national or state banking institution (the “Warrant Agreement”). The foregoing Indenture and the form of the Warrant Agreement have been filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Registration Statement.

Based upon my review of the records and documents of HSBC Finance, I am of the opinion that:

1.	HSBC Finance is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2.	The Indenture has been duly authorized, executed and delivered by HSBC Finance, and constitutes the valid and legally binding instrument of HSBC Finance enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.	The Warrant Agreement will, after being duly authorized, executed and delivered by HSBC Finance, constitute a valid and legally binding instrument of HSBC Finance enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited

HSBC Finance Corporation
December 16, 2004

by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.	When the issuance of the Medium Term Notes and the Warrants to Purchase Medium Term Notes, as the case may be, has been duly authorized by appropriate corporate action, and such Medium Term Notes and Warrants to Purchase Medium Term Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, and as described in the Registration Statement, including the Prospectus and Pricing Supplement relating to such Medium Term Notes and Warrants to Purchase Medium Term Notes, such Medium Term Notes and Warrants to Purchase Medium Term Notes will be legally and validly issued and will be the legal and binding obligations of HSBC Finance enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of my name and my opinion in the Prospectus and any Pricing Supplement filed pursuant to Rule 430A or 424 of Regulation C of the Securities Act of 1933, as amended (the “Act”), in connection with the Registration Statement relating thereto, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Patrick D. Schwartz

Patrick D. Schwartz